Exhibit 99.1

Essex Property Trust Prices $350 Million Senior Unsecured
Notes Due May 1, 2027

San Mateo, California—April 3, 2017—Essex Property Trust, Inc. (NYSE:ESS) announced today that its operating partnership, Essex Portfolio, L.P. (the “Issuer”), priced $350 million aggregate principal amount of senior unsecured notes (the “Notes”) at an interest rate per annum of 3.625%. The Notes were offered to investors at a price of 99.423% of par value with a yield to maturity of 3.694%.  Interest is payable semiannually on May 1 and November 1 with the first interest payment due November 1, 2017. The Notes mature on May 1, 2027. The Notes will be the senior unsecured obligations of the Issuer and will be fully and unconditionally guaranteed by Essex Property Trust, Inc. The Notes offering is expected to close on April 10, 2017, subject to the satisfaction of certain closing conditions.

The operating partnership expects to use net proceeds to repay indebtedness under its unsecured line of credit facilities and for other general corporate and working capital purposes.

Wells Fargo Securities, LLC, Citigroup Global Markets Inc., J.P. Morgan Securities LLC, MUFG Securities Americas Inc., U.S. Bancorp Investments, Inc. and Jefferies LLC served as joint book-running managers. Barclays Capital Inc., BB&T Capital Markets, a division of BB&T Securities, LLC, BNP Paribas Securities Corp., and Deutsche Bank Securities Inc. served as senior co-managers and Capital One Securities, Inc., Mizuho Securities USA LLC, Regions Securities LLC and Scotia Capital (USA) Inc. served as co-managers for the offering.

The Issuer and Essex Property Trust, Inc. have filed a registration statement (including a preliminary prospectus supplement and a prospectus) with the U.S. Securities and Exchange Commission (“SEC”) for the offering to which this communication relates.  You may get these documents for free by searching the SEC online database (“EDGAR”) on the SEC website at http://www.sec.gov. Alternatively, the Issuer, Essex Property Trust, Inc., any underwriter or any dealer participating in the offering will arrange to send you the prospectus supplement and prospectus if you request it from (i) Wells Fargo Securities, LLC toll free at 1-800-645-3751, (ii) Citigroup Global Markets Inc. toll free at 1-800-831-9146,  (iii) J.P. Morgan Securities LLC collect at 1-212-834-4533, (iv) MUFG Securities Americas Inc. toll free at 1-877-649-6848 or (v) U.S. Bancorp Investments, Inc. toll free at 1-877-558-2607.

This press release shall not constitute an offer to sell, or the solicitation of an offer to buy, any security and shall not constitute an offer, solicitation or sale in any jurisdiction in which such offer, solicitation or sale would be unlawful.

About Essex Property Trust, Inc.
Essex Property Trust, Inc. (“Essex”), an S&P 500 company, is a fully integrated real estate investment trust (“REIT”) that acquires, develops, redevelops, and manages multifamily residential properties in selected West Coast markets. Essex currently has ownership interests in 246 apartment communities with an additional 6 properties in various stages of active development.

Safe Harbor Statement
This press release contains forward-looking statements, including statements related to the Notes offering and the expected use of the net proceeds therefrom, which are based on current expectations, forecasts and assumptions that involve risks and uncertainties that could cause actual outcomes and results to differ materially. These risks and uncertainties include, without limitation: general risks affecting the real estate industry; adverse economic or real estate developments in the target markets of Essex; risks associated with the availability and terms of financing, the use of debt to fund acquisitions and developments, and the ability to refinance indebtedness as it comes due; failure to maintain credit ratings with the rating agencies; risks and uncertainties affecting property acquisitions and developments, increases in interest rates, and volatility in the securities markets; and other risks detailed in Essex’s filings with the SEC. All forward-looking statements are made as of today, and Essex assumes no obligation to update this information. For more details relating to risk and uncertainties that could cause actual results to differ materially from those anticipated in our forward-looking statements, and risks to our business in general, please refer to our SEC filings, including Essex’s most recent Report on Form 10-K for the year ended December 31, 2016.

Contact Information
Barb Pak
Vice President of Finance & Investor Relations
(650) 655-7800
bpak@essex.com